UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: June 24, 2014 (Date of earliest event reported)

MJ HOLDINGS, INC. (Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	333-167824 (Commission File Number)	20-8235905 (IRS Employer Identification No.)

4141 NE 2 Ave. #204-A Miami, FL 33137 (Address of principal executive offices and zip code)

(305) 455-1800 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry in to a Material Definitive Agreement.

On June 19, 2014, 5353 Joliet LLC, a wholly-owned subsidiary of MJ Holdings, Inc., (each individually and together referred to as “MJ Holdings”) acquired 5353 Joliet Street, Denver, Colorado for $2.214 million, exclusive of closing costs, pursuant to the terms of a purchase agreement dated June 19, 2014 by and between MJ Holdings and Z & P, LLC.

MJ Holdings, funded the acquisition with $414,000.00, cash which MJ Holdings had on hand and proceeds from the issuance of a secured promissory note in the amount of $1.8 million. The $1.8 million was provided pursuant to a promissory note (“Note”) and Loan and Security Agreement with Chemtov Mortgage Group, (“CMG”) an unaffiliated entity, wholly owned, by our co-CEO, Shawn Chemtov. CMG derives no financial benefit in connection with the transaction, and serves solely as a pass-through entity, having formed and sponsored 5353 Mortgage Loan LLC, a single purpose entity created solely for the purpose of this transaction. CMG has assigned all ownership and security interest granted to it pursuant to the Note and Loan and Security Agreement to 5353 Mortgage Loan LLC.

The Note bears interest at 10% per annum, provides for cash interest payments on a monthly basis, matures on June 1, 2016 and are callable  at the option of the Company at any time after June 19, 2015. MJ Holdings has guaranteed the Note and has pledged its ownership interest in 5353 Joliet LLC, and as such its fee-simple ownership interest in the 5353 Joliet property as security for the Note. The Note does not restrict the Company’s ability to incur future indebtedness.

5353 Joliet is a 22,144 square foot industrial building situated on 1.4 acres, built in 1980 and zoned I-B.

5353 Joliet, is 100% occupied by a tenant, who in connection with the purchase agreement, may continue to occupy the building pursuant to a triple net lease agreement with MJ Holdings, through September 19, 2014 for monthly rent of $11,070.

The foregoing description of the Loan and Security Agreement and Promissory Note is not complete and is qualified in its entirety by reference to the full text of the form of Loan and Security Agreement the Promissory Note, copies of which are listed and incorporated by reference as Exhibits 10.1 and 10.2, respectively, to this report, and are incorporated herein by reference.

The Company has issued a press release reporting its entry into the Purchase Agreement and the private placement contemplated thereby, which is filed herewith as Exhibit 99.1.

Item 2.01 Completion of Acquisition or Disposition of Assets.

 The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

 The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. Readers of this report should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statements made in this report. Factors that could cause or contribute to such differences include, but are not limited to, changes in general economic, regulatory and business conditions in Colorado, and  or changes in U.S. Federal law. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

10.1*	Loan and Security Agreement
10.2*	Promissory Note
99.1*	Press Release of MJ Holdings, Inc. dated June 24, 2014

*Filed Herewith

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MJ HOLDINGS, INC.

By:	/s/ Adam Laufer
Adam Laufer
Co-Chief Executive Officer

Dated: June 24, 2014